                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                  --------------------------------------------

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Preliminary Term Sheet

Mortgage Pass-Through Certificates, Series 2007-4, Group T2

$[410,450,000] (approximate) Classes T-A-3, T-A-4, T-A-6, T-A-P1, T-M-1 and
T-M-2 (Offered Certificates)

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

[Wells Fargo Bank, N.A.]
Securities Administrator and Master Servicer

[U.S. Bank National Association]
Trustee and Custodian

[Wells Fargo Bank, N.A.]
[SunTrust Mortgage, Inc.]
[Greenpoint Mortgage Funding, Inc.]
[GMAC Mortgage Corporation]
Servicers

May 16, 2007
[GRAPHIC OMITTED][GRAPHIC OMITTED]



--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


                             IRS CIRCULAR 230 NOTICE

          TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.







--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------


                                          Preliminary Summary of Certificates
                                                          To Call (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Est.
                                                                     Est.        Prin.         Expected
                  Approx.                                            WAL        Window       Maturity to     Delay      Expected
Class             Size (2)    Interest - Principal Type              (yrs)       (mos)      Call @ 100% PPC   Days       Ratings
------------------------------------ ------------------------------------- ----------- ------------ ------------- --------- --------
Offered Certificates                                                                                                  Moody's    S&P
--------------- ------------ ------------------------------------- ----------- ------------ ------------- --------- ----------------
   T-A-3         20,453,000  Senior, Sequential Pay, [Floating       [3.50]      [36-48]         [48]         [ ]      [Aaa]   [AAA]
                             Rate/Fixed Rate]
--------------- ------------ ------------------------------------- ----------- ------------ ------------- --------- ----------------
   T-A-4         37,883,000  Senior, Sequential Pay, [Floating       [5.85]      [48-97]                      [ ]      [Aaa]   [AAA]
                             Rate, Fixed Rate]                                                   [97]
--------------- ------------ ------------------------------------- ----------- ------------ ------------- --------- ----------------
  T-A-6           6,499,000  Super Senior Support, Lockout,          [6.40]      [37-97]         [97]         [ ]      [Aaa]   [AAA]
                             [Floating Rate, Fixed Rate]
--------------- ------------ ------------------------------------- ----------- ------------ ------------- --------- ----------------
 T-A-P1         100,000,000  Super Senior, Pass-Through,             [3.18]      [1-97]          [97]          0       [Aaa]   [AAA]
                             [Floating Rate]
--------------- ------------ ------------------------------------- ----------- ------------ ------------- --------- ----------------
  T-M-1          10,466,000  Mezzanine, [Floating Rate, Fixed        [5.37]      [37-97]         [97]         [ ]      [Aa2]     AA
                             Rate]
--------------- ------------ ------------------------------------- ----------- ------------ ------------- --------- ----------------
  T-M-2           5,336,000  Mezzanine, [Floating Rate, Fixed        [5.37]      [37-97]         [97]         [ ]       [A2]      A
                             Rate]
------------------------------------------------------------------------------------------------------------------------------------
                                                            Not Offered Hereunder
------------------------------------------------------------------------------------------------------------------------------------
  T-A-1A         68,218,000
--------------- ------------
  T-A-1B         50,000,000
--------------- ------------
   T-A-2         43,833,000
--------------- ------------
   T-A-5         47,501,000
--------------- ------------
  T-A-P2         10,000,000
--------------- ------------
  T-M-3           2,052,000
--------------- ------------
  T-M-4           2,052,000
--------------- ------------
  T-M-5           2,052,000
--------------- ------------
   CE                    NA
--------------- ------------
    P                  $100
--------------- ------------
Residual                 NA
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are each estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing 1.363637% each month up to and including month 12, and remaining at 25% CPR.

(2) Class sizes are approximate and are subject to change due to partial prepayments and prepayments in full and mortgage loans that are dropped from the pool as a result of due diligence and delinquency.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------


                                          Preliminary Summary of Certificates
                                                          To Maturity (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Est.         Expected
                                                                     Est.        Prin.          Final
                  Approx.                                            WAL        Window         Maturity      Delay      Expected
Class             Size (2)    Interest - Principal Type              (yrs)       (mos)        @ 100% PPC     Days       Ratings
------------------------------------ ------------------------------------- ----------- ------------ ------------- --------- --------
Offered Certificates                                                                                                 Moody's    S&P
------------------------------- ------------------------------------- ----------- ------------ ------------ -------------------- ---
   T-A-3         20,453,000  Senior, Sequential Pay, [Floating       [3.50]       [36-48]       [48]         [ ]     [Aaa]     [AAA]
                             Rate/Fixed Rate]
---------------------------- ------------------------------------- ----------- --------------------------- -------------------------
   T-A-4         37,883,000  Senior, Sequential Pay, [Floating       [7.28]       [48-222]                   [ ]     [Aaa]     [AAA]
                             Rate, Fixed Rate]                                                  [222]
---------------------------- ------------------------------------- ----------- --------------------------- -------------------------
   T-A-6          6,499,000  Super Senior Support, Lockout,          [6.80]       [37-220]      [220]        [ ]     [Aaa]     [AAA]
                             [Floating Rate, Fixed Rate]
---------------------------- ------------------------------------- ----------- --------------------------- -------------------------
  T-A-P1        100,000,000  Super Senior, Pass Through,             [3.46]       [1-222]       [222]         0      [Aaa]     [AAA]
                             [Floating Rate]
---------------------------- ------------------------------------- ----------- --------------------------- -------------------------
   T-M-1         10,466,000  Mezzanine, [Floating Rate, Fixed        [5.79]       [37-147]      [147]        [ ]     [Aa2]       AA
                             Rate]
---------------------------- ------------------------------------- ----------- --------------------------- -------------------------
   T-M-2          5,336,000  Mezzanine, [Floating Rate, Fixed        [5.66]       [37-128]      [128]        [ ]     [A2]         A
                             Rate]
------------------------------------------------------------------------------------------------------------------------------------
                                                            Not Offered Hereunder
------------------------------------------------------------------------------------------------------------------------------------
  T-A-1A         68,218,000
----------------------------
  T-A-1B         50,000,000
----------------------------
   T-A-2         43,833,000
----------------------------
   T-A-5         47,501,000
----------------------------
  T-A-P2         10,000,000
----------------------------
   T-M-3          2,052,000
----------------------------
   T-M-4          2,052,000
----------------------------
   T-M-5          2,052,000
----------------------------
   CE                    NA
----------------------------
    P                  $100
----------------------------
Residual                 NA
--------------- ----------------- --------------------------------------------------------------------------------------------------

(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are each estimated to maturity at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing 1.363637% each month up to and including month 12, and remaining at 25% CPR for the life of the pool.

(2) Class sizes are approximate and are subject to change due to partial prepayments and prepayments in full and mortgage loans that are dropped from the pool as a result of due diligence and delinquency.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Senior Certificates.....................Classes T-A-1A,  T-A-1B,  T-A-2, T-A-3, T-A-4, T-A-5, T-A-6,
                                        T-A-P1, and T-A-P2

Mezzanine Certificates..................Classes T-M-1, T-M-2, T-M-3, T-M-4 and T-M-5

Super Senior Certificates...............Classes T-A-5 and T-A-P1

Super Senior Support Certificates.......Classes T-A-6 and T-A-P2

Offered Certificates....................Classes T-A-3, T-A-4, T-A-6, T-A-P1, T-M-1 and T-M-2

Certificates............................Classes T-A-1A,  T-A-1B,  T-A-2, T-A-3, T-A-4, T-A-5, T-A-6,
                                        T-A-P1, T-A-P2, T-M-1, T-M-2, T-M-3, T-M-4, T-M-5, CE, P and
                                        R

Cut-off Date............................May 1, 2007

Distribution Date.......................25th day of each month, or the next succeeding  business day
                                        (First Distribution Date: June 25, 2007)

Pooling and Servicing Agreement.........The  Certificates  will be issued  pursuant to a Pooling and
                                        Servicing  Agreement to be dated the Closing Date, among the
                                        Depositor, the Master Servicer, the Securities Administrator
                                        and the Trustee.

Mortgage Loans..........................A pool of fixed-rate  mortgage  loans secured by first liens on one- to four-family properties.  Substantially all of the
                                        Mortgage  Loans are expected to be  originated  by [American
                                        Home Mortgage  Corp.,  GreenPoint  Mortgage  Funding,  Inc.,
                                        SunTrust Mortgage, Inc. and Mortgage IT, Inc.]

Optional Termination....................Any insurer of net interest margin securities secured by all or a portion of the Class CE and Class P  Certificates  will have the option to purchase all the  Mortgage  Loans and any properties  that the Issuing Entity acquired in satisfaction of any of the Mortgage  Loans.  If there is no such insurer, the majority holder of the Class CE  Certificates  will have
                                        the  option.   If  the  majority  holder  of  the  Class  CE
                                        Certificates  fails to  exercise  the  option  on the  first possible date or is an affiliate of the Sponsor,  the Master
                                        Servicer will have the option.  This option can be exercised when the aggregate Stated Principal  Balance of the Mortgage
                                        Loans is less  than 10% of the  aggregate  unpaid  principal balance  of  the  Mortgage  Loans  as of the  Cut-off  Date;
                                        provided,   however,   any  optional   termination  will  be
                                        permitted  only  pursuant to a  "qualified  liquidation"  as defined under  Section 860F of the Internal  Revenue Code of
                                        1986, as amended.

Supplemental Interest Trust Trustee.....[Wells Fargo Bank, N.A.]

Swap Provider...........................[TBD]


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       5

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Cap Provider............................[TBD]

Tax Structure...........................For federal  income tax purposes,  elections will be made to treat certain  segregated  portions of the Issuing Entity as one or  more  "real  estate  mortgage  investment  conduits"
                                        (each,  a  "REMIC").   Each  of  the  Offered   Certificates
                                        represents an interest in two assets for federal  income tax purposes: (i) a "regular interest" in a REMIC, which will be
                                        treated  as  newly-originated   debt  instruments  for  most
                                        federal income tax purposes and (ii) the right to payment of
                                        Cap Carryover Amounts and the obligation to make payments to the  Supplemental  Interest  Trust,  which are  expected  to represent an interest in a notional  principal  contract for federal income tax purposes.  Certain classes of the Offered
                                        Certificates  may be issued with "original  issue  discount"
                                        depending  on their  issue  price.  If your class of Offered
                                        Certificates  is issued with original  issue  discount,  you must report  original issue discount income over the life of
                                        such   Certificate,   often  well   before  such  income  is
                                        distributed in cash to you.

ERISA Eligibility.......................The Offered Certificates,  exclusive of the right to receive payments in respect of the  Interest  Rate Swap  Agreements, are  expected to be eligible for purchase by or on behalf of an  employee  benefit  plan  or  arrangement,  including  an individual  retirement  account,  subject  to  the  Employee
                                        Retirement   Income   Security  Act  of  1974,   as  amended
                                        ("ERISA"),  Section  4975 of the  Internal  Revenue  Code of
                                        1986, as amended (the "Code") or any federal, state or local law  ("Similar  Law")  which is similar to ERISA or the Code
                                        (collectively,  a "Plan") if the conditions of the Exemption
                                        (as defined below) are met. Prior to the  termination of the
                                        Supplemental  Interest  Trust,  a Plan  must  also  meet the requirements  of an  investor-based  class  exemption  to be eligible to purchase the Offered Certificates.

                                        The U.S. Department of Labor has extended to Banc of America
                                        Securities LLC an administrative exemption (the "Exemption")
                                        from certain of the  prohibited  transaction  rules of ERISA and the related excise tax provisions of Section 4975 of the
                                        Code with respect to the initial  purchase,  the holding and the subsequent  resale by certain Plans of  certificates  in pass-through  trusts  that  consist of certain  receivables, loans and other  obligations  that meet the  conditions  and requirements of the Exemption.

                                        A  fiduciary  or other  person  acting on behalf of any Plan should  carefully review with its legal advisors whether the purchase  or holding of an  Offered  Certificate  could give
                                        rise  to  a   transaction   prohibited   or  not   otherwise
                                        permissible   under   ERISA,   the  Code  or  Similar   Law.
                                        Prospective  Plan investors  should consult with their legal advisors  concerning  the  impact  of  ERISA,  the  Code and
                                        Similar Law, the  applicability  of the  Exemption,  and the potential  consequences  in  their  specific  circumstances, prior to making an investment  in the Offered  Certificates.
                                        Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable  fiduciary standards of  investment  prudence and  diversification,  an investment in the Offered  Certificates  is appropriate  for
Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       6

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                        the Plan, taking into account the overall  investment policy of the Plan and the  composition  of the  Plan's  investment portfolio.

Interest Distributions..................On each Distribution Date, the Securities Administrator will distribute the Interest  Remittance  Amount in the following order of priority to the extent available:

                                             first,  concurrently,  to the Senior Certificates,  pro
                                        rata,  the  Accrued  Certificate  Interest  thereon for such
                                        Distribution Date;

                                             second, concurrently,  to the Senior Certificates,  pro
                                        rata,  the  Interest  Carryforward  Amount  thereon for such
                                        Distribution Date;

                                             third,  to the Class  T-M-1  Certificates,  the Accrued
                                        Certificate Interest thereon for such Distribution Date;

                                             fourth,  to the Class T-M-2  Certificates,  the Accrued
                                        Certificate Interest thereon for such Distribution Date;

                                             fifth,  to the Class  T-M-3  Certificates,  the Accrued
                                        Certificate Interest thereon for such Distribution Date;

                                             sixth,  to the Class  T-M-4  Certificates,  the Accrued
                                        Certificate Interest thereon for such Distribution Date;

                                             seventh, to the Class T-M-5  Certificates,  the Accrued
                                        Certificate Interest thereon for such Distribution Date; and

                                             eighth, the amount, if any, of the Interest  Remittance
                                        Amount  remaining  after  application  with  respect  to the priorities  set forth  above will be  applied  as  described below under "Monthly Excess Cashflow."




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       7

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Principal Distributions.................For each  Distribution Date before the Stepdown Date or when a Trigger  Event is in effect,  the  Principal  Distribution
                                        Amount will be allocated  among and distributed in reduction of the class balances of the  Certificates  in the following order of priority:

                                            first, concurrently, as follows:

                                            (a) approximately 71.3829709524% as follows:

                                                (i) concurrently,  to  the  Class T-A-5 Certificates
                                                    and Class T-A-6  Certificates,  pro rata,  up to
                                                    the  Priority Amount;

                                               (ii) concurrently,  to  the  Class  T-A-1A  and Class
                                                    T-A-1B Certificates, pro rata,  until  the class
                                                    balances thereof have been reduced to zero;

                                              (iii) sequentially,  to  the  Class T-A-2, Class T-A-3
                                                    and  Class  T-A-4  Certificates,  in that order,
                                                    until  their  class  balance has been reduced to
                                                    zero; and

                                               (iv) concurrently,  to  the  Class T-A-5 Certificates
                                                    and Class T-A-6 Certificates,  pro  rata,  until
                                                    their class balances have been reduced to zero;

                                            (b)  approximately 28.6170290476%,  concurrently, to the
                                                 Class  T-A-P1  and Class T-A-P2  Certificates,  pro
                                                 rata, until  the class  balances  thereof have been
                                                 reduced to zero;

                                             second,  to the  Class  T-M-1  Certificates,  until the
                                        class balance thereof has been reduced to zero;

                                             third, to the Class T-M-2 Certificates, until the class
                                        balance thereof has been reduced to zero;

                                             fourth,  to the  Class  T-M-3  Certificates,  until the
                                        class balance thereof has been reduced to zero;

                                             fifth, to the Class T-M-4 Certificates, until the class
                                        balance thereof has been reduced to zero;

                                             sixth, to the Class T-M-5 Certificates, until the class
                                        balance thereof has been reduced to zero; and

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       8

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Principal istributions (continued)......     seventh,  any remaining  Principal  Distribution Amount
                                        will be distributed  as part of the Monthly Excess  Cashflow
                                        Amount as described below under "Monthly Excess Cashflow."

                                        For each  Distribution Date on or after the Stepdown Date so long  as no  Trigger  Event  is  in  effect,  the  Principal
                                        Distribution  Amount will be allocated among and distributed in reduction of the class  balances of the  Certificates  in the following order of priority:

                                            first, concurrently, as follows:

                                            (a) approximately 71.3829709524% as follows:

                                                (i) concurrently,  to  the  Class T-A-5 Certificates
                                                    and  Class  T-A-6  Certificates, pro rata, up to
                                                    the Priority Amount;

                                               (ii) concurrently,  to  the  Class  T-A-1A  and Class
                                                    T-A-1B Certificates, pro rata, until  the  class
                                                    balances thereof have been reduced to zero;

                                              (iii) sequentially,  to  the  Class T-A-2, Class T-A-3
                                                    and  Class  T-A-4  Certificates,  in that order,
                                                    until  their  class  balance has been reduced to
                                                    zero;

                                              (iv)  concurrently,  to  the  Class T-A-5 Certificates
                                                    and  Class  T-A-6  Certificates, pro rata, until
                                                    their class balances have been reduced to zero;
                                                    and

                                           (b)  approximately 28.6170290476% to the Class T-A-P1 and
                                                Class T-A-P2 Certificates, pro rata, until the class
                                                balances thereof have been reduced to zero;

                                             second,  to the  Class  T-M-1  Certificates,  up to the
                                        Class T-M-1 Principal  Distribution  Amount, until the class balance thereof has been reduced to zero;

                                             third, to the Class T-M-2 Certificates, up to the Class
                                        T-M-2 Principal Distribution Amount, until the class balance thereof has been reduced to zero;

                                             fourth,  to the  Class  T-M-3  Certificates,  up to the
                                        Class T-M-3 Principal  Distribution  Amount, until the class balance thereof has been reduced to zero;

                                             fifth, to the Class T-M-4 Certificates, up to the Class
                                        T-M-4 Principal Distribution Amount, until the class balance thereof has been reduced to zero;

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       9

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                             sixth, to the Class T-M-5 Certificates, up to the Class
                                        T-M-5 Principal Distribution Amount, until the class balance thereof has been reduced to zero; and

Principal Distributions (continued).....   seventh, any remaining Principal Distribution Amount will
                                        be distributed as part of the Monthly Excess Cashflow Amount as described below under "Monthly Excess Cashflow."

                                        Notwithstanding the foregoing,  on or after the Distribution
                                        Date on which the  aggregate  class balance of the Mezzanine
                                        Certificates  has  been  reduced  to zero  and  there  is no overcollateralization,  all principal  distributions  to the
                                        Senior  Overcollateralized  Certificates will be distributed concurrently on a pro rata basis, based on the class balance of each such class of Certificates, until the class balances of each such class has been reduced to zero.

Swap Agreement..........................On the Closing Date, the Supplemental Interest Trust Trustee
                                        on behalf of the Banc of America Funding 2007-4 supplemental interest trust (the "Supplemental Interest Trust") may enter into an Interest Rate Swap Agreement with a notional  amount equal to, on each  Distribution  Date, the applicable  "Swap
                                        Notional  Amount." Under the Interest Rate Swap  Agreements,
                                        the  Supplemental  Interest Trust will be obligated to pay a fixed monthly rate on each Swap Notional Amount  (calculated on a 30/360  basis) as set forth in each  Interest Rate Swap
                                        Agreement   to  the   applicable   Swap   Provider  and  the
                                        Supplemental  Interest  Trust  will be  entitled  under each
                                        Interest  Rate Swap  Agreement to receive an amount equal to the  then-current  rate of one-month LIBOR on the applicable
                                        Swap Notional Amount  (calculated on an actual/360 basis) as set  forth in such  Interest  Rate Swap  Agreement  from the applicable  Swap  Provider,  until each  Interest  Rate Swap
                                        Agreement  is  terminated.  Only the net  amount  of the two obligations  for each Interest Rate Swap  Agreement  will be paid by the appropriate  party (each, a "Net Swap Payment").
                                        See the attached schedules for the Swap Notional Amounts for each Distribution Date.

                                        Each Net Swap Payment will be deposited  into a swap account
                                        (the "Swap  Account")  by the  Supplemental  Interest  Trust
                                        Trustee pursuant to the Pooling and Servicing  Agreement and amounts on deposit in the Swap Account  will be  distributed
                                        as  described  below  under  "Supplemental   Interest  Trust
                                        Distributions" and in accordance with the terms set forth in the Pooling and Servicing  Agreement.  The Swap Account will be part of the Supplemental  Interest Trust but not an asset of any REMIC.

                                        Upon early  termination of an Interest Rate Swap  Agreement, the  Supplemental  Interest  Trust  or the  applicable  Swap
                                        Provider  may be liable to make a  termination  payment (the
                                        "Swap  Termination  Payment") to the other party (regardless of which party caused the termination). The Swap Termination
                                        Payment will be computed in accordance  with the  procedures set forth in the applicable Interest Rate Swap Agreement. In the event that the  Supplemental  Interest Trust is required to make a Swap Termination Payment, the payment will be paid

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


                                       10

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                        on the  related  Distribution  Date,  and on any  subsequent
                                        Distribution  Dates until paid in full,  generally  prior to distributions to certificateholders.

Swap Agreement (continued)..............In the event that the Supplemental Interest Trust receives a
                                        Swap  Termination  Payment,  and a successor  Swap  Provider cannot be obtained,  then such Swap Termination Payment will be  deposited  into a reserve  account and the  Supplemental
                                        Interest  Trust  Trustee,  on each  subsequent  Distribution
                                        Date,  will  withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance
                                        with  the  terms  of  such   original   Interest  Rate  Swap
                                        Agreement)   and   administer   such  Net  Swap  Payment  in
                                        accordance  with the  terms  of the  Pooling  and  Servicing
                                        Agreement.

                                        A "Defaulted  Swap  Termination  Payment"  means any payment required to be made by the Supplemental  Interest Trust to a
                                        Swap Provider pursuant to an Interest Rate Swap Agreement as a result of an event of  default  under such  Interest  Rate
                                        Swap  Agreement  with respect to which the  applicable  Swap
                                        Provider  is the  defaulting  party or a  termination  event
                                        (including  a  downgrade   termination   event)  under  that
                                        agreement  (other  than  illegality  or a  tax  event)  with respect to which the  applicable  Swap  Provider is the sole
                                        Affected Party (as defined in the  applicable  Interest Rate
                                        Swap Agreement).






Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


                                       11

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Monthly Excess Cashflow.................On any  Distribution  Date,  Monthly Excess  Cashflow Amount
                                        will be applied in the  following  order of priority on that
                                        Distribution Date:

                                        first,  to the  Senior  Certificates,  pro rata,  to pay any remaining Accrued Certificate Interest;

                                        second,  to the Senior  Certificates,  pro rata,  to pay any
                                        Interest Carryforward Amount;

                                        third, to each class of Mezzanine Certificates, in numerical order,  beginning  with the class of Mezzanine  Certificates
                                        with  the  highest  payment  priority,   first  to  pay  any
                                        remaining Accrued  Certificate  Interest and then to pay any remaining Interest Carryforward Amount;

                                        fourth, to the extent of amounts otherwise  distributable on the  Class CE  Certificates,  to the Cap  Carryover  Reserve
                                        Account to pay Cap Carryover Amounts first, concurrently, to the Senior  Certificates,  pro rata,  based on Cap Carryover
                                        Amounts for each such class and then,  in  numerical  order, beginning with the class of Mezzanine  Certificates with the highest payment priority, to the Mezzanine Certificates;

                                        fifth, concurrently,  to the Senior Certificates,  pro rata, any Realized  Loss  Amortization  Amounts for such  classes, based on Unpaid Realized Loss Amounts for each such class;

                                        sixth,  to  the  Mezzanine  Certificates,   sequentially  in
                                        numerical  order,  beginning  with the  class  of  Mezzanine
                                        Certificates with the highest payment priority, any Realized
                                        Loss Amortization Amounts;

                                        seventh, to the extent of amounts otherwise distributable on the  Class CE  Certificates,  to the  Supplemental  Interest
                                        Trust to fund any Defaulted Swap Termination Payment; and

                                        eighth,  any remaining  amounts to the Class CE, Class P and
                                        Residual  Certificates  as  specified  in  the  Pooling  and
                                        Servicing Agreement.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


                                       12

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Supplemental Interest Trust
Distributions...........................On any Distribution  Date and after all  distributions  made under "Interest  Distributions,"  "Principal  Distributions"
                                        and  "Monthly   Excess   Cashflow"   above,   funds  in  the
                                        Supplemental   Interest  Trust  with  respect  to  the  Swap
                                        Agreements  will be  distributed  in the following  order of priority:

                                        (i)  to each Swap Provider,  all Net Swap Payments,  if any, owed to such Swap Provider for such Distribution Date;

                                        (ii) to each Swap Provider,  any Swap  Termination  Payment, other than a Defaulted  Swap  Termination  Payment,  if
                                             any, owed to such Swap Provider;

                                       (iii) to  pay any Interest  Carryforward Amounts concurrently on the Senior  Certificates,  pro rata, then to pay any
                                             Interest   Carryforward   Amounts   to  the   Mezzanine
                                             Certificates,    sequentially   in   numerical   order,
                                             beginning with the class of Mezzanine Certificates with
                                             the highest payment priority;

                                        (iv) to pay any principal on the Certificates  then entitled to distributions  of principal,  in accordance with the
                                             principal payments  provisions  described herein, in an
                                             amount  necessary to maintain the  applicable  Targeted
                                             Overcollateralization Amount;

                                        (v)  to pay  concurrently in proportion of their  respective
                                             Cap   Carryover   Amounts   after   giving   effect  to
                                             distributions  already made on such Distribution  Date,
                                             to the Senior Certificates, any remaining Cap Carryover
                                             Amounts;

                                        (vi) to pay the  Mezzanine  Certificates  any  remaining Cap
                                             Carryover  Amounts  sequentially,  in numerical  order,
                                             beginning with the class of Mezzanine Certificates with
                                             the  highest  payment   priority,   any  remaining  Cap
                                             Carryover;

                                       (vii) to  reimburse  concurrently  in  proportion  of  their respective Applied Realized Loss Amounts, to the Senior
                                             Certificates,   any  remaining  Applied  Realized  Loss
                                             Amounts,  then to reimburse the Mezzanine  Certificates
                                             for  any  remaining   Applied  Realized  Loss  Amounts,
                                             sequentially,  in numerical  order,  beginning with the
                                             class  of  Mezzanine   Certificates  with  the  highest
                                             payment priority;

                                      (viii) to  each  Swap Provider, any Defaulted Swap Termination
                                             Payment, to the extent not already paid; and

                                        (ix) to  the  holders  of the  Class  CE  Certificates,  any remaining amounts.

                                        The  aggregate of the amounts paid  pursuant to clauses (iv)
                                        and (vii) above shall not exceed the cumulative unreimbursed
                                        Applied   Realized  Loss  Amounts   (reduced  by  cumulative
                                        Recoveries).

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       13

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Allocation of Losses....................Realized  Losses on the Mortgage  Loans will, in effect,  be absorbed  first by the Class CE  Certificates,  through  the application  of the Monthly Excess  Interest  Amount and any
                                        Net Swap  Payments  received  from the Swap Provider to fund such  deficiency,  as well as  through  a  reduction  in the
                                        Overcollateralization Amount.

                                        If, after giving effect to the distribution of the Principal
                                        Distribution   Amount  on  any  Distribution  Date  and  the
                                        increase  of any class  balances  of any  Certificates  as a result of  Recoveries,  the  aggregate  class balance of the
                                        Certificates  exceeds the aggregate Stated Principal Balance of the  Mortgage  Loans as of the  last  day of the  related
                                        Collection  Period,  such  excess (a  "Subordinated  Applied
                                        Realized Loss Amount") will be allocated sequentially to the
                                        Class T-M-5, Class T-M-4, Class T-M-3, Class T-M-2 and Class
                                        T-M-1  Certificates,  until their  respective class balances are reduced to zero. In addition,  if after giving effect to the distribution of the Principal Distribution Amount on any
                                        Distribution  Date and the increase of any class balances of any  Certificates  as a result of  Recoveries  and after the aggregate  class balance of the Mezzanine  Certificates  has been reduced to zero,  the  aggregate  class  balance of the
                                        Senior  Certificates  exceeds the aggregate Stated Principal
                                        Balance  of the  Mortgage  Loans  as of the  last day of the related Collection  Period,  then with respect to each class of Senior  Certificates,  an amount  equal to the product of such excess and a fraction,  the  numerator  of which is the class balance of such class and the  denominator of which is the aggregate class balance of the Senior Certificates (with respect  to each  class,  such  amount,  a  "Senior  Applied
                                        Realized Loss Amount" and  collectively  with a Subordinated
                                        Applied  Realized  Loss Amount,  an "Applied  Realized  Loss
                                        Amount") will be allocated in reduction of the class balance of each such class  provided,  however,  that for so long as the Class T-A-6  Certificates  are  outstanding,  the Senior
                                        Applied   Realized   Loss   Amount   for  the  Class   T-A-5
                                        Certificates   will  be   allocated   to  the  Class   T-A-6
                                        Certificates in addition to the Senior Applied Realized Loss
                                        Amount for the Class T-A-6 Certificates. In addition, for so long as the Class T-A-P2  Certificates are outstanding,  the
                                        Senior  Applied  Realized  Loss Amount for the Class  T-A-P1
                                        Certificates   will  be   allocated   to  the  Class  T-A-P2
                                        Certificates in addition to the Senior Applied Realized Loss
                                        Amount for the Class T-A-P2 Certificates.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       14

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

60+ Day Delinquent Loan.................60+ Day Delinquent  Loan means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which  the  mortgagor  has filed  for  bankruptcy  after the
                                        Closing Date) with respect to which any portion of a monthly payment  is, as of the due date in the  month  prior to such
                                        Distribution  Date,  two  months  or more  past due and each
                                        Mortgage Loan relating to an REO property.

Accrued Certificate Interest............Accrued Certificate  Interest for each class of Certificates entitled to distributions of interest and each  Distribution
                                        Date means an amount  equal to the interest  accrued  during the related  interest accrual period on the class balance of such class of  Certificates  at the  applicable  Certificate
                                        Interest  Rate,  minus each class's  Interest  Percentage of reductions  due  to  the  Servicemembers  Civil  Relief  Act related to any Mortgage Loans for such Distribution Date.

Cap Carryover Amount....................If  on  any  Distribution  Date,  the  Accrued   Certificate
                                        Interest for any class of  Certificates is based on the Pool
                                        Cap,  the  excess of (i) the amount of  interest  such class would have been  entitled  to  receive on such  Distribution
                                        Date based on its Pass-Through  Rate over (ii) the amount of interest such class received on such Distribution Date based on the Pool Cap,  together  with the  unpaid  portion of any such  excess  from prior  Distribution  Dates (and  interest accrued thereon at the then-applicable Pass-Through Rate).

Certificate Interest Rate...............The  Certificate  Interest Rate for a class of  Certificates will be equal to the lesser of its Pass-Through Rate and the
                                        Pool Cap.

class balance...........................The class balance of a class of Certificates (other than the
                                        Class CE  Certificates)  at any time will equal its  initial class balance less (i) all  distributions  of principal made to such class and (ii) losses allocated to such class,  plus
                                        any   Recoveries   allocated  to  such  class  for  previous
                                        Distribution  Dates. The Class CE Certificates have no class balance.

Class T-M-1 Principal Distribution
Amount..................................Class T-M-1 Principal  Distribution  Amount means the excess of (x) the sum of (i) the  aggregate  class  balance  of the
                                        Senior  Certificates  (after taking into account the payment
                                        of  the  Senior  Principal   Distribution   Amount  on  such
                                        Distribution  Date) and (ii) the class  balance of the Class
                                        T-M-1  Certificates  immediately  prior to such Distribution
                                        Date  over  (y)  the  lesser  of  (a)  the  product  of  (i)
                                        approximately  [%] and (ii) the aggregate  Stated  Principal
                                        Balance  of the  Mortgage  Loans  as of the  last day of the related  Collection  Period  and (b) the amount by which the aggregate Stated Principal  Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [%] and (ii) the aggregate  Stated  Principal
                                        Balance of the Mortgage Loans on the Cut-off Date.

Class T-M-2 Principal Distribution
Amount..................................Class T-M-2 Principal  Distribution  Amount means the excess of (x) the sum of (i) the  aggregate  class  balance  of the
                                        Senior  Certificates  (after taking into account the payment
                                        of  the  Senior  Principal   Distribution   Amount  on  such
                                        Distribution  Date),  (ii) the  class  balance  of the Class
                                        T-M-1 Certificates (after taking into account the payment of the  Class  T-M-1  Principal  Distribution  Amount  on  such
                                        Distribution  Date) and (iii) the class balance of the Class
                                        T-M-2  Certificates  immediately  prior to such Distribution
                                        Date  over  (y)  the  lesser  of  (a)  the  product  of  (i)
                                        approximately  [%] and (ii) the aggregate  Stated  Principal
                                        Balance  of the  Mortgage  Loans  as of the  last day of the related  Collection  Period  and (b) the amount by which the aggregate Stated Principal  Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [%] and (ii) the aggregate  Stated  Principal
                                        Balance of the Mortgage Loans on the Cut-off Date.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


                                       15

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Class T-M-3 Principal Distribution
Amount..................................Class T-M-3 Principal  Distribution  Amount means the excess of (x) the sum of (i) the  aggregate  class  balance  of the
                                        Senior  Certificates  (after taking into account the payment
                                        of  the  Senior  Principal   Distribution   Amount  on  such
                                        Distribution  Date),  (ii) the  class  balance  of the Class
                                        T-M-1 Certificates (after taking into account the payment of the  Class  T-M-1  Principal  Distribution  Amount  on  such
                                        Distribution  Date),  (iii) the class  balance  of the Class
                                        T-M-2 Certificates (after taking into account the payment of the  Class  T-M-2  Principal  Distribution  Amount  on  such
                                        Distribution  Date) and (iv) the class  balance of the Class
                                        T-M-3  Certificates  immediately  prior to such Distribution
                                        Date  over  (y)  the  lesser  of  (a)  the  product  of  (i)
                                        approximately  [%] and (ii) the aggregate  Stated  Principal
                                        Balance  of the  Mortgage  Loans  as of the  last day of the related  Collection  Period  and (b) the amount by which the aggregate Stated Principal  Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [%] and (ii) the aggregate  Stated  Principal
                                        Balance of the Mortgage Loans on the Cut-off Date.

Class T-M-4 Principal Distribution
Amount..................................Class T-M-4 Principal  Distribution  Amount means the excess of (x) the sum of (i) the  aggregate  class  balance  of the
                                        Senior  Certificates  (after taking into account the payment
                                        of  the  Senior  Principal   Distribution   Amount  on  such
                                        Distribution  Date),  (ii) the  class  balance  of the Class
                                        T-M-1 Certificates (after taking into account the payment of the  Class  T-M-1  Principal  Distribution  Amount  on  such
                                        Distribution  Date),  (iii) the class  balance  of the Class
                                        T-M-2 Certificates (after taking into account the payment of the  Class  T-M-2  Principal  Distribution  Amount  on  such
                                        Distribution  Date),  (iv) the  class  balance  of the Class
                                        T-M-3 Certificates (after taking into account the payment of the  Class  T-M-3  Principal  Distribution  Amount  on  such
                                        Distribution  Date) and (v) the class  balance  of the Class
                                        T-M-4  Certificates  immediately  prior to such Distribution
                                        Date  over  (y)  the  lesser  of  (a)  the  product  of  (i)
                                        approximately  [%] and (ii) the aggregate  Stated  Principal
                                        Balance  of the  Mortgage  Loans  as of the  last day of the related  Collection  Period  and (b) the amount by which the aggregate Stated Principal  Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [%] and (ii) the aggregate  Stated  Principal
                                        Balance of the Mortgage Loans on the Cut-off Date.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


                                       16

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Class T-M-5 Principal Distribution
Amount..................................Class T-M-5 Principal  Distribution  Amount means the excess of (x) the sum of (i) the  aggregate  class  balance  of the
                                        Senior  Certificates  (after taking into account the payment
                                        of  the  Senior  Principal   Distribution   Amount  on  such
                                        Distribution  Date),  (ii) the  class  balance  of the Class
                                        T-M-1 Certificates (after taking into account the payment of the  Class  T-M-1  Principal  Distribution  Amount  on  such
                                        Distribution  Date),  (iii) the class  balance  of the Class
                                        T-M-2 Certificates (after taking into account the payment of the  Class  T-M-2  Principal  Distribution  Amount  on  such
                                        Distribution  Date),  (iv) the  class  balance  of the Class
                                        T-M-3 Certificates (after taking into account the payment of the  Class  T-M-3  Principal  Distribution  Amount  on  such
                                        Distribution Date), (v) the class balance of the Class T-M-4
                                        Certificates  (after  taking into account the payment of the
                                        Class   T-M-4   Principal   Distribution   Amount   on  such
                                        Distribution  Date) and (vi) the class  balance of the Class
                                        T-M-5  Certificates  immediately  prior to such Distribution
                                        Date  over  (y)  the  lesser  of  (a)  the  product  of  (i)
                                        approximately  [%] and (ii) the aggregate  Stated  Principal
                                        Balance  of the  Mortgage  Loans  as of the  last day of the related  Collection  Period  and (b) the amount by which the aggregate Stated Principal  Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [%] and (ii) the aggregate  Stated  Principal
                                        Balance of the Mortgage Loans on the Cut-off Date.

Collection Period.......................The  period  from  the  second  day  of the  calendar  month preceding  the  month in which a  Distribution  Date  occurs through  the  first day of the  calendar  month in which the
                                        Distribution Date occurs.

Deficient Valuation.....................A  Deficient   Valuation  occurs  when  a  bankruptcy  court
                                        establishes  the value of a mortgaged  property at an amount less  than the  then-outstanding  principal  balance  of the
                                        Mortgage Loan secured by such mortgaged  property or reduces the  then-outstanding  principal balance of a Mortgage Loan.
                                        In the  case of a  reduction  in the  value  of the  related mortgaged property,  the amount of the secured debt could be reduced to such value,  and the holder of such Mortgage Loan thus would  become an  unsecured  creditor to the extent the then-outstanding  principal  balance of such  Mortgage  Loan exceeds the value so assigned to the  mortgaged  property by the bankruptcy court.

Extra Principal Distribution Amount.....Extra  Principal   Distribution   Amount  means  as  of  any
                                        Distribution  Date,  the  lesser of (x) the  Monthly  Excess
                                        Interest  Amount  for  such  Distribution  Date  and (y) the
                                        Overcollateralization Deficiency for such Distribution Date.

Interest Carryforward Amount............Interest  Carryforward  Amount  means  (i) for any  class of
                                        Certificates and the first Distribution Date, zero, and (ii)
                                        for any  class of  Certificates  and any  Distribution  Date after the first  Distribution  Date, the amount,  if any, by which (a) the sum of (1) Accrued  Certificate  Interest  for such class for the immediately  preceding  Distribution Date and (2) the outstanding  Interest  Carryforward  Amount,  if any,  for such class for such  preceding  Distribution  Date exceeds (b) the aggregate  amount  distributed on such class in respect of interest on such preceding  Distribution Date, plus  interest on the amount of interest due but not paid on such  class  on such  preceding  Distribution  Date,  to the extent permitted by law, at the  Pass-Through  Rate for such class for the related interest accrual period.

Interest Percentage.....................Interest  Percentage  is,  with  respect  to  any  class  of
                                        Certificates and any Distribution Date, the ratio (expressed
                                        as  a  decimal   carried  to  six  places)  of  the  Accrued

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       17

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        Certificate   Interest   for  such  class  to  the   Accrued
                                        Certificate  Interest for all classes of Senior Certificates and Mezzanine Certificates with respect to such Distribution
                                        Date  and   without   regard  to   reductions   due  to  the
                                        Servicemembers Civil Relief Act.

Interest Remittance Amount..............Interest   Remittance  Amount  means  with  respect  to  the
                                        Mortgage Pool and as of any Distribution  Date, (A) the sum,
                                        without  duplication,  of  (i)  all  interest  collected  or advanced  with respect to the related  Collection  Period on the Mortgage  Loans received by the Servicers on or prior to the Determination  Date for such Distribution Date (less the
                                        Administrative Fees for such Mortgage Loans, certain amounts
                                        available  for   reimbursement  of  advances  and  servicing
                                        advances  with  respect to such  Mortgage  Loans and certain other reimbursable  expenses and indemnities pursuant to the
                                        Pooling   and   Servicing   Agreement   and  the   servicing
                                        agreements),  (ii) all  payments by the  Servicers  to cover interest  shortfalls due to principal  prepayments  for such
                                        Distribution  Date,  (iii) the  portion  of any  payment  in connection  with  any  principal  prepayment,  substitution, repurchase  price,  liquidation  proceeds  (net  of  certain expenses) or insurance  proceeds  relating to interest  with respect to the Mortgage Loans received during the during the related  Prepayment Period,  (iv) any Reimbursement  Amounts received  with  respect  to the  Mortgage  Loans  during the related  Prepayment  Period and (v) on the Distribution Date on which the optional  clean-up call for the Mortgage  Loans and related property of the Issuing Entity is exercised, the interest  portion  of the  termination  price  less  (B) any amounts payable to the Swap Provider (including any Net Swap
                                        Payment and any Swap  Termination  Payment  owed to the Swap
                                        Provider, other than a Defaulted Swap Termination Payment).

Monthly Excess Cashflow Amount..........Monthly Excess  Cashflow Amount means the sum of the Monthly
                                        Excess Interest Amount,  reduced by any amounts paid as part
                                        of    the     Principal     Distribution     Amount,     the
                                        Overcollateralization  Release Amount and any portion of the
                                        Principal    Distribution   Amount   (without   duplication)
                                        remaining after principal distributions on the Certificates.

Monthly Excess  Interest Amount ........Monthly Excess Interest Amount means the amount by which the
                                        Interest  Remittance  Amount for a Distribution Date exceeds
                                        the  sum  of  the  aggregate  amount   distributed  on  such
                                        Distribution  Date to the Certificates in respect of Accrued
                                        Certificate  Interest and Interest  Carryforward  Amounts as
                                        described under "Interest Distributions" above.

Overcollateralization Amount............Overcollateralization  Amount  means as of any  Distribution
                                        Date  the  excess,  if  any,  of (x)  the  aggregate  Stated
                                        Principal  Balance of the Mortgage  Loans as of the last day of the  related  Collection  Period  over (y) the  aggregate class balance of all classes of  Certificates  (after taking
                                        into  account  all   distributions   of  principal  on  such
                                        Distribution Date and the increase of any class balance as a result of Recoveries).  On the initial Distribution Date, it is expected that the Overcollateralization Amount will equal the Targeted Overcollateralization Amount.

Overcollateralization Deficiency........Overcollateralization    Deficiency    means   as   of   any
                                        Distribution  Date, the excess,  if any, of (x) the Targeted
                                        Overcollateralization  Amount over (y) the difference (which

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       18

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        may be negative)  between (i) the aggregate Stated Principal
                                        Balance  of the  Mortgage  Loans  as of the  last day of the related  Collection  Period  and  (ii) the  aggregate  class balance of the  Certificates  (after taking into account the reduction on that Distribution Date of the class balances of all classes of Certificates  resulting from the distribution of the  Principal  Distribution  Amount  (but not the  Extra
                                        Principal  Distribution  Amount) on that Distribution  Date, but prior to taking into account any Applied  Realized  Loss
                                        Amounts on that Distribution Date).

Overcollateralization Release
Amount..................................Overcollateralization  Release  Amount means with respect to any Distribution Date on or after the Stepdown Date on which a  Trigger  Event is not in  effect,  the  lesser of (x) the
                                        Principal  Remittance  Amount for such Distribution Date and
                                        (y) the  excess,  if any,  of (i) the  Overcollateralization
                                        Amount for such Distribution Date, assuming that 100% of the
                                        Principal  Remittance  Amount  is  applied  as  a  principal payment on the Certificates on such  Distribution  Date over
                                        (ii) the Targeted Overcollateralization Amount. With respect to any  Distribution  Date on  which a  Trigger  Event is in effect,  the  Overcollateralization  Release  Amount will be zero.

Pass-Through Rate.......................The Pass-Through Rate for a class of fixed rate certificates will be a fixed per annum rate. The  Pass-Though  Rate for a class of floating rate certificates will be a per annum rate equal to one-month  LIBOR as  determined  by the  Securities
                                        Administrator  for the applicable  Distribution  Date plus a specified margin.

Pool Cap................................The Pool Cap for any  Distribution  Date will be a per annum rate  (subject  to  adjustment,  in the  case of a class  of floating  rate  certificates,  based on the actual number of days elapsed  during the related  Interest  Accrual  Period)
                                        equal to (i) the average of the Net Mortgage  Interest Rates for the Mortgage Loans,  weighted on the basis of the Stated
                                        Principal Balances of the Mortgage Loans as of the first day of the  related  Collection  Period  less  (ii) 12 times the quotient  of (a) the  aggregate  Net  Swap  Payment  or Swap
                                        Termination Payment, if any, made to the Swap Provider (only if  such  Swap  Termination  Payment  is  not  due to a Swap
                                        Provider  Trigger  Event (as defined in each  Interest  Rate
                                        Swap  Agreement))  and (b) the  aggregate  Stated  Principal
                                        Balance  of the  Mortgage  Loans as of the  first day of the related Collection Period.

Principal Distribution Amount...........As of any  Distribution  Date,  the sum of (i) the Principal
                                        Remittance Amount (minus the  Overcollateralization  Release
                                        Amount,  if any) and (ii) the Extra  Principal  Distribution
                                        Amount, if any.

Principal Remittance Amount.............Principal  Remittance  Amount  means  with  respect  to  any
                                        Distribution  Date,  the  amount  equal to (A) the sum (less
                                        certain   amounts   (without   duplication)   available  for
                                        reimbursement of advances and servicing advances relating to
                                        Mortgage Loans and certain other  reimbursable  expenses and indemnities  relating to the Mortgage  Loans pursuant to the
                                        Pooling   and   Servicing   Agreement   and  the   servicing
                                        agreements) of the following  amounts (without  duplication)
                                        with  respect to the  Mortgage  Loans:  (i) each  payment of
                                        principal  on  a  Mortgage   Loan  due  during  the  related
                                        Collection Period and received by the related Servicer on or prior to the Determination  Date for such Distribution Date, including  any advances  made by such  Servicer with respect thereto,  (ii) all full and partial principal prepayments on the  Mortgage  Loans  received by the  Servicers  during the related  Prepayment  Period,  (iii) the insurance  proceeds,
                                        Recoveries   and   liquidation   proceeds  (net  of  certain
                                        expenses)  allocable to principal  actually collected by the

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       19

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                        Servicers  with  respect to the  Mortgage  Loans  during the
                                        related   Prepayment   Period,   (iv)  the  portion  of  the
                                        repurchase  price  allocable to principal of all repurchased
                                        defective   Mortgage  Loans  with  respect  to  the  related
                                        Prepayment Period,  (v) any Substitution  Adjustment Amounts
                                        with  respect  to the  Mortgage  Loans  received  during the related  Prepayment Period and (vi) the principal portion of amounts  received in connection  with the optional  clean-up call of the  Mortgage  Loans  and  related  property  of the
                                        Issuing  Entity  as of such  Distribution  Date less (B) any amounts payable to the Swap Provider (including any Net Swap
                                        Payment and any Swap  Termination  Payment  owed to the Swap
                                        Provider,  other than a Defaulted Swap Termination  Payment)
                                        not covered by the Interest Remittance Amount.

Priority  Amount........................For any  Distribution  Date the lesser of (i) the  aggregate
                                        class   balance   of  the  Class   T-A-5  and  Class   T-A-6
                                        Certificates  and  (ii)  the  product  of (a)  the  Priority
                                        Percentage,  (b) the Shift Percentage and (c) 71.3829709524%
                                        of the Senior Principal Distribution Amount.

Priority Percentage.....................For any Distribution Date (i) the aggregate class balance of the Class T-A-5 Certificates and T-A-6 Certificates  divided by (ii) the aggregate  class balance of the T-A-1A,  T-A-1B,
                                        T-A-2, T-A-3, T-A-4, T-A-5 and T-A-6 Certificates.

Realized Loss...........................With respect to a liquidated  Mortgage  Loan,  the amount by which the remaining unpaid principal balance of the Mortgage
                                        Loan exceeds the amount of liquidation  proceeds  applied to the principal balance of the related Mortgage Loan and (b) a losses as a result of Deficient  Valuations  or reduction of the amount of the monthly  payment on the  related  Mortgage
                                        Loan.

Realized Loss Amortization Amounts......As to  each  class  of  Senior  Certificates  and  Mezzanine
                                        Certificates  and any  Distribution  Date, the lesser of (x)
                                        the Unpaid  Realized  Loss Amount for such class and (y) the remaining  Monthly Excess  Cashflow  Amount  available after distribution  for such class in priority fifth or sixth,  as applicable, of the Monthly Excess Cashflow Allocation.

Recovery................................A Recovery is an amount  received with respect to a Mortgage
                                        Loan in the  Mortgage  Pool as to which a Realized  Loss had previously been allocated to a class of Certificates.

Senior Enhancement Percentage...........Senior  Enhancement  Percentage  means for any  Distribution
                                        Date is the  percentage  obtained by dividing (x) the sum of
                                        (i)  the   aggregate   class   balance   of  the   Mezzanine
                                        Certificates before taking into account the distributions on such  Distribution  Date and (ii) the  Overcollateralization
                                        Amount  as  of  the  prior  Distribution  Date  by  (y)  the aggregate Stated Principal  Balance of the Mortgage Loans as of the last day of the related Collection Period.

Senior Principal Distribution
Amount..................................As of any Distribution  Date (i) before the Stepdown Date or as to which a  Trigger  Event is in  effect,  the  Principal
                                        Distribution  Amount and (ii) on or after the Stepdown  Date and as long as a Trigger Event is not in effect,  the excess
                                        of  (a)  the  class  balance  of  the  Senior   Certificates
                                        immediately  prior to that  Distribution  Date  over (b) the lesser of (x) the product of (1)  approximately  [%] and (2)
                                        the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related  Collection Period and (y)
                                        the amount by which the aggregate Stated  Principal  Balance of the  Mortgage  Loans as of the  last  day of the  related

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       20

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                        Collection   Period   after   giving   effect  to  principal
                                        prepayments received during the calendar month preceding the month of that  Distribution  Date exceeds the product of (1)
                                        [%] and (2) the aggregate  Stated  Principal  Balance of the
                                        Mortgage Loans on the Cut-off Date.

Senior Specified Enhancement
Percentage..............................Approximately [%].

Shift Percentage........................For any Distribution Date, the percentage set forth below:

                                        Distribution Date Occurring In             Shift Percentage
                                        ------------------------------             ----------------
                                        une 2007 through May 2010                        0%
                                        une 2010 through May 2012                        45%
                                        une 2012 through May 2013                        80%
                                        une 2013 through May 2014                        100%
                                        une 2014 and thereafter                          300%

Stated Principal Balance................The Stated Principal Balance of a Mortgage Loan means, as to any due date, the unpaid principal  balance of such Mortgage
                                        Loan as of such due date,  as specified in the  amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period),  after giving effect to any
                                        previous  partial  principal   prepayments  and  liquidation
                                        proceeds  (net of  unreimbursed  expenses  and  unreimbursed advances) allocable to principal received and to the payment of principal  due on such due date and  irrespective  of any delinquency  in payment by the related  mortgagor  and after giving effect to any Deficient Valuation.

Stepdown Date...........................The earlier to occur of (i) the  Distribution  Date on which the aggregate  class balance of the Senior  Certificates  is reduced  to zero  and  (ii)  the  later  to occur of (x) the
                                        Distribution Date in June 2010 and (y) the Distribution Date
                                        on which the Senior  Enhancement  Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

Targeted Overcollateralization Amount...As of any Distribution Date, (x) prior to the Stepdown Date, approximately  [TBD%]  of  the  aggregate  Stated  Principal
                                        Balance of the Mortgage Loans as of the Cut-off Date and (y)
                                        on and after the Stepdown  Date,  (i) if a Trigger Event has
                                        not  occurred,   the  greater  of  (a)  the  lesser  of  (x)
                                        approximately  [TBD%]  of  the  aggregate  Stated  Principal
                                        Balance  of the  Mortgage  Loans  as of the  last day of the related  Collection Period and (y)  approximately  [TBD%] of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (b)  approximately  [TBD%] of the aggregate Stated Principal  Balance of the Mortgage Loans as of  the  Cut-off  Date  and  (ii)  if a  Trigger  Event  has
                                        occurred, the Targeted  Overcollateralization Amount for the immediately preceding Distribution Date.

Trigger Event...........................A Trigger Event has occurred on a  Distribution  Date if (i)
                                        the three-month  rolling average of 60+ Day Delinquent Loans equals or exceeds 50% of the Senior  Enhancement  Percentage or (ii) the  aggregate  amount  of  Realized  Losses  on the
                                        Mortgage  Loans  incurred since the Cut-off Date through the last day of the related  Collection  Period  (reduced by the

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       21

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]   Banc of America Funding 2007-4 Trust
                 Mortgage Pass-Through Certificates, Series 2007-4, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        aggregate  amount of Recoveries  received  since the Cut-off
                                        Date through the last day of the related  Collection Period)
                                        divided by the  aggregate  Stated  Principal  Balance of the
                                        Mortgage Loans as of the Cut-off Date exceeds the applicable
                                        percentages   set  forth   below   with   respect   to  such
                                        Distribution Date:

                                        ------------------------------------------------------------
                                        Distribution Date Occurring In                 Percentage
                                        -------------------------------                -----------

                                        ------------------------------------------------------------
                                        June 2009 through May 2010                      [TBD]
                                        ------------------------------------------------------------
                                        June 2010 through May 2011                      [TBD]
                                        ------------------------------------------------------------
                                        June 2011 through May 2012                      [TBD]
                                        ------------------------------------------------------------
                                        June 2012 through May 2013                      [TBD]
                                        ------------------------------------------------------------
                                        June 2013 and thereafter                        [TBD]
                                        ------------------------------------------------------------


Unpaid Realized Loss Amount.............For  any  class  of  Senior   Certificates   and   Mezzanine
                                        Certificates and as to any Distribution  Date, the excess of
                                        (x) the cumulative  amount of related Applied  Realized Loss
                                        Amounts  allocated to such class for all prior  Distribution
                                        Dates over (y) the sum of (a) the  cumulative  amount of any
                                        Recoveries  allocated  to such  class,  (b)  the  cumulative amount of related  Realized Loss  Amortization  Amounts with respect to such class for all prior  Distribution  Dates and
                                        (c) the  cumulative  amount of Unpaid  Realized Loss Amounts reimbursed  to such class for all prior  Distribution  Dates from the Supplemental Interest Trust.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                       22